CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Fonix Corporation

As independent certified public accountants, we hereby consent to the use of our report dated March 28, 2003, with respect to the 2002 consolidated financial statements of Fonix Corporation in the Registration Statement on Form S-2 relating to the registration of 137,407,407 shares (3,435,186 shares post-reverse split) of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.


                                           HANSEN, BARNETT & MAXWELL

                                           /s/ HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
May 27, 2003